                                                                    EXHIBIT 4.11


                         WAIVER AND AMENDMENT AGREEMENT

      WAIVER AND AMENDMENT AGREEMENT ("Agreement"), dated as of January 13, 2005 between the persons whose names appear on the signature pages hereof (individually a "Warrantholder" and collectively the "Warrantholders") and Omrix Biopharmaceuticals, Inc. (the "Company")

                                  WITNESSETH:

      WHEREAS, Warrantholders are the record and beneficial owners of certain warrants to purchase Common Stock of the Company comprising "Advisory Warrants" and "Strategic Warrants" identified on Schedule A to this Agreement (collectively, the "Warrants") granting Warrantholders the right to purchase shares of the Company's Common Stock from the Company; and

      WHEREAS, the Warrants provide for adjustment of the respective Exercise Prices upon certain issuances or sales of Common Stock for a consideration per share less than the Per Share Price set forth in the Warrants;

      WHEREAS, the Company proposes to enter into a transaction (the "Recapitalization") pursuant to which substantially all the holders of (i) the Company's senior subordinated convertible promissory notes (the "1998/1999 Notes") and warrants issued in connection with the issuance of the 1998/1999 Notes, (ii) the Company's senior secured convertible promissory notes issued in September 2002 to refinance certain notes issued by the Company in 2001, (iii) additional senior secured convertible promissory notes of the Company issued in September 2002, and (iv) the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will convert such securities into and/or exchange such securities for Common Stock of the Company; and

      WHEREAS, the Warrants grant to the Warrantholders certain rights to include their Registrable Securities in registration statements filed by the Company under the Securities Act; and

      WHEREAS, in the event of a Company Registration Cutback, the Warrantholders' right to include Registrable Securities in a registration statement is subject to certain priorities set forth in the Stockholders' Agreement referred to in the Warrants; and

      WHEREAS, in connection with the Recapitalization, the Stockholders' Agreement will be terminated, and the Company will enter into an Investor Rights Agreement between the Company and certain holders of the Common Stock (the "Investor Rights Agreement") pursuant to which such holders will receive certain rights to require the Company to register their Common Stock under the Securities Act; and

      WHEREAS, in connection with the Plan of Recapitalization, the Company has requested that Warrantholders (i) waive certain adjustments contemplated by the Warrants and (ii) agree to amend the Warrants to conform the provisions for a Company Registration Cutback to the requirements of the Investor Rights Agreement, and Warrantholders are willing to do so in accordance with the terms and conditions of this Agreement;

      NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. Capitalized terms used herein and not otherwise defined are used herein as defined in the Warrants.

      2. Waiver of the Anti-Dilution Adjustments: Warrantholders hereby waive any antidilution protection or other adjustment provided under the Warrants (including, but not limited to, Section 2 thereof and the related definitions) with regard to Common Stock and/or options, warrants, or other Common Stock purchase rights issued or to be issued in the Recapitalization and the transactions contemplated thereby and acknowledge that the waiver being granted pursuant to this Agreement is in lieu of any such antidilution protection or other adjustments. The foregoing notwithstanding, the waiver granted by this Agreement is granted solely in connection with the transactions contemplated by the Recapitalization and shall not constitute a waiver or diminution of any right of any Warrantholder hereafter to require or demand strict compliance and performance of the Warrant or Warrants held by such person.

      3. Amendment to Warrants. The Second sentence of Section 9.l(ii) of each Warrant is hereby amended to read as follows:

      Notwithstanding any other provision of this Section 9.1, if the managing underwriter determines the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or marketing factors require a limitation of the number of shares to be underwritten (the "Company Registration Cutback"), then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without such affect on the price, first, all securities of the Company proposed to be sold by the Company for its own account and by holders of Common Stock party to the Investor Rights Agreement of the Company, in accordance with the priorities set forth in such agreement; second the Registrable Securities requested by the Registered Holders to be included in such registration consistent with and subject to the requirements of the Investor Rights Agreement, and finally, any other securities of the Company requested by other holders of Common Stock to be included in such registration.

      4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws.

      5. Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. Each of the undersigned Warrantholders hereby agrees that this Agreement shall be effective for all purposes with respect to itself upon the receipt of a telecopy by the Company or its counsel of a signed signature page to this instrument and that the Company is authorized to attach such signed signature page to the pages comprising the balance of this Agreement. Pursuant to Section 11 of each Warrant, this Agreement shall become effective with respect to all Warrants upon the Company's receipt of counterparts of this Agreement bearing the original or telecopied signatures of holders of Warrants comprising not less than a majority of the Registrable Securities issuable upon exercise of the Warrants.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth opposite the signature of the undersigned.

                                            OMRIX BIOPHARMACEUTICALS, INC.

December 31, 2004

                                            By: /s/ Robert Taub
                                               ---------------------------------
                                            Name: Robert Taub
                                            Title: CEO and President

                                            CAPRICORN VENTURE PARTNERS N.V.

December 30, 2004

                                            By: /s/ Jos B. Peeters
                                               ---------------------------------
                                            Name: Dr. Jos B. Peeters
                                            Title: Managing Director

                                            MPM CAPITAL ADVISORS LLC

December   , 2004

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            1998 WARBURG-JOHNSON
                                            CHILDREN'S TRUST

December   , 2004

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


December   , 2004

                                            ------------------------------------
                                            Wolfgang Stoiber



             SIGNATURE PAGE TO WAIVER AND AMENDMENT AGREEMENT OF THE CORPORATION AND ADVISORY AND STRATEGIC WARRANTHOLDERS

                                            KEN BATE




December   , 2004                           By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            GLEN SBLENDORIO

December   , 2004

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            SBS VENTURES CORP. DEFINED
                                            BENEFIT PENSION PLAN

December 24, 2004

                                            By: /s/ Authorized Officer
                                               ---------------------------------
                                            Name:  Authorized Officer
                                            Title: Authorized Officer

                                            T.SCOTT JOHNSON

December   , 2004

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                            JAMES O'MARA

December   , 2004

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



           SIGNATURE PAGE TO CONSENT AND WAIVER OF THE CORPORATION AND
                      ADVISORY AND STRATEGIC WARRANTHOLDERS

                                            BB BIOVENTURES L.P.

December   , 2004                           By: BAB BIOVENTURES L.P., its
                                            General Partner

                                            By: BAB BIOVENTURES N.V., its
                                            General Partner

                                            By: /s/ Ansbert Gadicke
                                                ------------------------------
                                            Name: Ansbert Gadicke
                                            Title: Managing Director


                                            MPM ASSET MANAGEMENT
December    , 2004                          INVESTORS 1998 LLC

                                            By: /s/ Ansbert Gadicke
                                                ------------------------------
                                            Name: Ansbert Gadicke
                                            Title    Manager

                                            MPM BIOVENTURES PARALLEL FUND, L.P.
December    , 2004                          By: MPM BIOVENTURES I L.P., its
                                            General Partner
                                            By: MPM BIOVENTURES I LLC, its
                                            General Partner

                                            By: /s/ Ansbert Gadicke
                                                ------------------------------
                                            Name: Ansbert Gadicke
                                            Title  Manager



           SIGNATURE PAGE TO CONSENT AND WAIVER OF THE CORPORATION AND
                     ADVISORY AND STRATEGIC WARRANTHOLDERS

                                   SCHEDULE A

                                Advisory Warrants

    Advisory             Registered            No. of      Exercise Price
   Warrant No.          Warrantholder          Shares        Per Share
   -----------          -------------          ------        ---------
     W-ADV-#1       MPM Capital Advisors      104,401          $5.55
                     LLC (transferred to
                    BB BioVentures L.P.,
                    MPM Asset Management
                      1998 LLC and MPM
                    BioVentures Parallel
                        Fund, L.P.)

     W-ADV-#2               1998               25,076          $5.55
                       Warburg-Johnson
                      Children's Trust

     W-ADV-#3         Wolfgang Stoiber         25,076          $5.55

     W-ADV-#4             Ken Bate             25,076          $5.55

     W-ADV-#5         Glenn Sblendorio         25,076          $5.55

     W-ADV-#9         SBS Ventures Corp.      126,710          $5.55
                       Defined Benefit
                         Pension Plan

    W-ADV-#10         SBS Ventures Corp.       77,995          $5.55
                       Defined Benefit
                         Pension Plan

     W-ADV-#          Capricorn Venture        40,000          $5.55
                          Partners
                            N.V.

                               Strategic Warrants

    Advisory                                   No. of      Exercise Price
   Warrant No.    Registered Warrantholder     Shares        Per Share
   -----------    ------------------------     ------        ---------
    W-STR-#6          T. Scott Johnson          6,994          $6.17

    W-STR-#7          Wolfgang Stoiber          6,994          $6.17

    W-STR-#8              Ken Bate              6,994          $6.17

    W-STR-#9            James O'Mara            1,000          $6.17

   W-STR-#lO          Glen Sblendorio           6,994          $6.17

   W-STR-#ll        MPM Capital Advisors       30,339          $6.17
                    LLC (transferred to
                    BB BioVentures L.P.,
                    MPM Asset Management
                      1998 LLC and MPM
                    BioVentures Parallel
                        Fund, L.P.)